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                                                                    Exhibit 10.7

                         COMMON STOCK PURCHASE AGREEMENT


                  This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of March 2, 2001 by and between LendingTree, Inc., a Delaware corporation (the "Company"), and Paul Revere Capital Partners, Ltd. (the "Purchaser"), a British Virgin Islands corporation.

                  WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company may issue and sell to Purchaser from time to time as provided herein, and Purchaser shall purchase, up to $24,000,000 of Common Stock (as defined below); and


                  WHEREAS, such investments will be made by the Purchaser as statutory underwriter of a registered indirect primary offering of such Common Stock by the Company.


                  NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                        PURCHASE AND SALE OF COMMON STOCK

                  Section 1.1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Company may, in its sole discretion, sell and issue to the Purchaser and the Purchaser shall be obligated to purchase from the Company, up to an aggregate of, $24,000,000 of the Common Stock, subject to the terms herein.

                  Section 1.2. Purchase Price and Initial Closing. The Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase that number of the Shares to be issued in connection with each Draw Down, if any, in each case in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement. The delivery of executed documents under this Agreement and the other agreements referred to herein and the payment of the fees set forth in Article I of the Escrow Agreement, attached as Exhibit B hereto, (the "Initial Closing") shall take place at the offices of Epstein Becker & Green, P.C., 250 Park Avenue, New York, New York 10177 (i) within fifteen (15) days from the date hereof, or (ii) such other time and place or on such date as the Purchaser and the Company may agree upon (the "Initial Closing Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Initial Closing.



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                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

                  Section 2.1. Representation and Warranties of the Company. The Company hereby makes the following representations and warranties to the
Purchaser:

                           (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, except as would not have a Material Adverse Effect. The Company does not own more than fifty percent (50%) of or control any other business entity except its wholly owned subsidiary Homespace Acquisition Corp., a Delaware Corporation and except as set forth in the SEC Documents. The Company is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

                           (b) Authorization, Enforcement. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under the Transaction Documents and to issue the Draw Down Shares pursuant to their respective terms, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required (other than approvals required by the Principal Market), and (iii) the Transaction Documents have been duly executed and delivered by the Company and at the Initial Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the issuance of the Draw Down Shares.

                           (c) Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock of which 18,737,441 shares are issued and outstanding as of the date hereof and 10,000,000 shares of preferred stock, par value $0.01, of which none are issued and outstanding. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized and are fully paid and non-assessable, except as may be set forth in the SEC Documents. Except as set forth in this Agreement and the Registration Rights Agreement or as set forth in the SEC Documents, or on Schedule 2.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to,



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         or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement or as set forth in the SEC Documents or on Schedule 2.1(c), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth on Schedule 2.1(c), the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no actual knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the SEC Documents or on Schedule 2.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Initial Closing complied in all material respects with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Company has made available to the Purchaser true and correct copies of the Company's certificate of incorporation as in effect on the date hereof (the "Charter"), and the Company's bylaws as in effect on the date hereof (the "Bylaws"). The Company has not received any notice from the Principal Market questioning or threatening the continued inclusion of the Common Stock on such market.

                           (d) [INTENTIONALLY DELETED]

                           (e) No Conflicts. Except as set forth on Schedule 2.1(e), the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the Company's Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal or state statute, rule, regulation, order, judgment or decree (including any federal or state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases in items (i)-(iv) above, for such conflicts, defaults, termination, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under any federal or state law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations



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         under this Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the SEC or state securities administrators subsequent to the Initial Closing and any registration statement which may be filed pursuant hereto); provided, however, that for purposes of the representations made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

                           (f) SEC Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act, and, except as disclosed in the SEC Documents or on
         Schedule 2.1(f) hereto, the Company has timely filed in all material respects, all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to
         Section 13(a) or 15(d) of the Exchange Act. The Company has delivered or made available to the Purchaser, true and complete copies of the SEC Documents filed with the SEC since December 31, 1998, except for such SEC Documents that may be retrieved through the EDGAR system. The Company has not provided to the Purchaser any information which, according to applicable federal or state securities laws, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such documents, and, as of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements under GAAP and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial condition of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                           (g) Subsidiaries. The SEC Documents or Schedule 2.1(g) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of the Company's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other



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         subsidiaries. All of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is a party to, nor has any actual knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

                           (h) No Material Adverse Effect. Since the date of the financial statements contained in the most recently filed Form 10-Q or Form 10-K, whichever is most current, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents or on Schedule 2.1(h) hereto.

                           (i) No Undisclosed Liabilities. Except as disclosed in the SEC Documents or on Schedule 2.1(i) hereto, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP which are not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since such date and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

                           (j) No Undisclosed Events or Circumstances. Since the date of the financial statements contained in the most recently filed Form 10-Q, Form 10-K or Form 8-K, whichever is most current, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

                           (k) Indebtedness. The SEC Documents or Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (A) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (B) all guaranties, endorsements and contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (C) the present



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         value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

                           (l) Title to Assets. Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the SEC Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the SEC Documents or on
         Schedule 2.1(1) hereto or such that do not cause a Material Adverse Effect. All said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

                           (m) Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the actual knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the SEC Documents or on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation or proceeding pending or, to the actual knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets, except as would not have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary, except as would not have a Material Adverse Effect.

                           (n) Compliance with Law. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective businesses as now being conducted by them unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                           (o) Taxes. The Company and each subsidiary has filed all material Tax Returns which it is required to file under applicable laws; all such material Tax Returns are true and accurate in all material respects and have been prepared in compliance with all applicable federal and state laws; the Company has paid all Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return), except as would not have a Material Adverse Effect and has withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties, except as would not have a Material Adverse Effect; and since December 31, 1999, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate in all material respects to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.



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                           No material claim has been made by a taxing authority
         in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. There are no federal or state audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary, except as would not have a Material Adverse Effect; no material information related to Tax matters has been requested by any federal or state taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any federal or state taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to ss. 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state law;
         and (B) has not agreed to or is required to make any adjustments pursuant to ss. 481 (a) of the Internal Revenue Code or any similar provision of state law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any actual knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of ss. 897(c)(2) of the Internal Revenue Code during the applicable period specified in ss. 897(c)(1)(A)(ii) of the Internal Revenue Code.

                           The Company has not made an election under ss. 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. ss. 1.1502-6 (or comparable provisions of state law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any material payments, is not obligated to make material payments nor is it a party to an agreement that could obligate it to make any material payments that would not be deductible under ss. 280G of the Internal Revenue Code.

                           For purposes of this Section 2.1(o):

                           "IRS" means the United States Internal Revenue
         Service.

                           "Tax" or "Taxes" means federal, state or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

                           "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.



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                           (p) Certain Fees. Except as set forth on Schedule
         2.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement.

                           (q) Disclosure. To the Company's actual knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

                           (r) Operation of Business. The Company and each of the subsidiaries owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth in the SEC Documents or on Schedule 2.1(r) hereto, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted.

                           (s) Insurance. Except as disclosed in the SEC Documents or on Schedule 2.1(s) hereto, the Company carries or will have the benefit of insurance in such amounts and covering such risks as is adequate in all material respects for the conduct of its business and the value of its properties and as is customary for companies engaging in similar businesses and similar industries.

                           (t) Books and Records. The records and documents of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary.

                           (u) Material Agreements. Except as set forth in the SEC Documents, or on Schedule 2.1(u) hereto, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to a registration statement on Form S-1 or other applicable form (collectively, "Material Agreements") if the Company or any subsidiary were registering securities under the Securities Act. Except as set forth on Schedule 2.1(u), the Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which would cause a Material Adverse Effect. Except as set forth in the SEC Documents, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company's Common Stock.



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                           (v) Transactions with Affiliates. Except as set forth
         in the SEC Documents or on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (A) the Company, any subsidiary or any of their respective customers or suppliers on the one hand, and (B) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning 5% or more of the capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

                           (w) Securities Laws. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person (other than the Purchaser), so as to bring the issuance and sale of the Shares under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

                           (x) Employees. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth in the SEC Documents or on
         Schedule 2.1(x) hereto, neither the Company nor any subsidiary is in breach of any employment contract, agreement regarding proprietary information, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary, except as would not have a Material Adverse Effect. Since the Company's initial public offering, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the actual knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

                           (y) Absence of Certain Developments. Except as disclosed in SEC Documents, on Schedule 2.1(y) hereto or in widely disseminated press releases, since the date of the financial statements contained in the most recently filed Form 10-Q (or 10-QSB) or Form 10-K (or 10KSB), whichever is most current, neither the Company nor any subsidiary has:



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                                    (i) issued any stock, bonds or other
                  corporate securities or any rights, options or warrants with respect thereto (other than issuances under employee benefit plans);

                                    (ii) borrowed any material amount or
                  incurred or become subject to any material liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business and financial condition;

                                    (iii) discharged or satisfied any material
                  lien or material encumbrance or paid any material obligation or material liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

                                    (iv) declared or made any payment or
                  distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                                    (v) sold, assigned or transferred any other
                  tangible assets, or canceled any debts or claims, except in the ordinary course of business;

                                    (vi) sold, assigned or transferred any
                  material intellectual property rights, or disclosed any proprietary confidential information to any person except in the ordinary course of business or to the Purchaser or its representatives;

                                    (vii) suffered any material losses (except
                  for anticipated losses consistent with prior quarters) or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

                                    (viii) made any material changes in employee
                  compensation except in the ordinary course of business and consistent with past practices;

                                    (ix) made capital expenditures or
                  commitments therefor that aggregate in excess of $500,000;

                                    (x) entered into any other material
                  transaction, whether or not in the ordinary course of business;

                                    (xi) suffered any material damage,
                  destruction or casualty loss, whether or not covered by insurance;

                                    (xii) experienced any material problems with
                  labor or management in connection with the terms and conditions of their employment; or



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                                    (xiii) effected any two or more events of
                  the foregoing kind which in the aggregate would be material to the Company or its subsidiaries.

                           (z) Governmental Approvals. Except as set forth in the SEC Documents or on Schedule 2.1(z) hereto, and except for the filing of any notice prior or subsequent to any Settlement Date that may be required under applicable federal or state securities laws (which if required, shall be filed on a timely basis), including the filing of a registration statement or post-effective amendment pursuant to this Agreement, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, is or will be necessary for, or in connection with, the delivery of the Shares, or for the performance by the Company of its obligations under this Agreement, except as would not have a Material Adverse Effect.

                           (aa) Acknowledgment Regarding Purchaser's Purchase of Shares. Company acknowledges and agrees that Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on (a) the Purchaser's representations and warranties in Section 3.2, and (b) the independent evaluation by the Company and its own representatives and counsel.

                           (bb) Brokers and Finders Fees. Except as set forth on
         Schedule 2.1(bb), the Company does not owe any broker or finder any fees in connection with the transaction contemplated under this Agreement.

                  Section 2.2. Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the
Company:

                           (a) Organization and Standing of the Purchaser. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands.

                           (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and shall constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application

                           (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have any adverse effect on the business, operations, properties or financial condition of the Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof.

                           (d) Financial Risks. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Purchaser is capable of evaluating the risks and merits of an investment in the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Purchaser is capable of bearing the entire loss of its investment in the Shares. The Purchaser has the financial resources or commitments in place to meet its obligations hereunder, including but not limited to, its obligation to fund each properly noticed Draw Down.

                           (e) Accredited Investor. The Purchaser is an
         "accredited investor" as defined in Regulation D promulgated under the Securities Act.

                           (f) General. The Purchaser understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the suitability of the Purchaser to acquire the Shares.

                                    ARTICLE 3

                                    COVENANTS

                  The Company covenants with the Purchaser as follows:

                  Section 3.1. The Shares. As of the date of each applicable Draw Down, the Company will have authorized and reserved, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to cover the Draw Down Shares to be issued in connection with such Draw Down requested under this Agreement. The Draw Down Shares to be issued under this Agreement, when paid for and issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock. Anything in this Agreement to the contrary notwithstanding, (i) at no time will the Company request a Draw Down which would result in the issuance of an aggregate number of shares of Common Stock pursuant to this Agreement which exceeds 19.9% of the number of shares of Common Stock issued and outstanding on the Initial Closing Date without obtaining stockholder approval of such excess issuance, or such other amount as would require stockholder approval under rules of the Principal Market or otherwise without obtaining stockholder approval of such excess issuance, and
(ii) at no time will the Company request a Draw Down to the extent that such Draw Down would cause the Company to issue a number of shares of Common Stock pursuant to such Draw Down greater than 8% of the then issued and outstanding shares of Common Stock, based on the average of the VWAPs during the five (5) Trading Days immediately prior to the date the Draw Down Notice is deemed delivered.

                  Section 3.2. Securities Compliance. If applicable, the Company shall notify the Principal Market, in accordance with its rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser or subsequent holders.

                  Section 3.3. Registration and Listing. The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all federal and state securities law requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the

Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market.

                  Section 3.4. Escrow Arrangement. The Company and the Purchaser shall enter into an escrow arrangement with Epstein Becker & Green, P.C. (the "Escrow Agent") in the form of Exhibit B hereto with respect to payment against delivery of the Shares.

                  Section 3.5. Registration Rights Agreement. The Company and the Purchaser shall enter into the Registration Rights Agreement in the Form of Exhibit A hereto. Before the Purchaser shall be obligated to accept a Draw Down request from the Company, the Company shall have caused a sufficient number of shares of Common Stock to be registered to cover the Shares to be issued in connection with such Draw Down.

                  Section 3.6. Accuracy of Registration Statement.On each Settlement Date, the Registration Statement and the prospectus therein shall not contain any untrue statement of a material fact or omit to state any material fact to be required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made; and on such Settlement Date or date of filing of the Registration Statement and the prospectus therein will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement and the prospectus therein in reliance upon and in conformity with the information furnished in writing to the Company by the Purchaser specifically for inclusion in the Registration Statement and the prospectus therein.

                  Section 3.7. Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

                  Section 3.8. Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which substantially complete entries will be made in accordance with GAAP consistently applied, reflecting all material financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made, except for any reserves or portions thereof which are not material.

                  Section 3.9. Other Agreements. The Company shall not enter into any agreement the terms of which such agreement would restrict or impair the ability of the Company to perform its obligations under this Agreement.

                  Section 3.10. Notice of Certain Events Affecting Registration; Suspension of Right to Request a Draw Down. THE COMPANY WILL PROMPTLY NOTIFY THE PURCHASER IN WRITING AND OBTAIN AN ACKNOWLEDGMENT FROM PURCHASER UPON THE OCCURRENCE OF ANY OF THE FOLLOWING EVENTS IN RESPECT OF THE REGISTRATION STATEMENT OR RELATED PROSPECTUS IN RESPECT OF

THE SHARES (WITHOUT INDICATING TO THE PURCHASER THE NATURE OF SUCH AN EVENT):
(i) receipt of any request for additional information from the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate. The Company shall not deliver to the Purchaser any Draw Down Notice during the continuation of any of the foregoing events. The Company shall promptly make available to the Purchaser any such supplements or amendments to the related prospectus, at which time, provided that the registration statement and any supplements and amendments thereto are then effective, the Company may recommence the delivery of Draw Down Notices.

                  Section 3.11. Consolidation; Merger. The Company shall not, during a Draw Down Pricing Period or prior to ten (10) Trading Days' notice to the Purchaser (provided that a Draw Down Pricing Period is not pending or in effect during such period), effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Purchaser such shares of stock and/or securities as the Purchaser is entitled to receive pursuant to this Agreement.

                  Section 3.12. Limitation on Future Financing. The Company agrees that it will not enter into any other equity line type of financing until the earlier of (i) twenty-four (24) months from the Effective Date, or (ii) sixty (60) days after the entire Commitment Amount has been purchased by the Purchaser.

                  Section 3.13. Use of Proceeds. The proceeds from the sale of the Shares will be used by the Company and its subsidiaries for general corporate purposes.

                  The Purchaser covenants with the Company as follows:

                  Section 3.14. Compliance with Law. The Purchaser agrees that its trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed. Without limiting the generality of the foregoing, the Purchaser agrees that it will, whenever required by federal securities laws, deliver the prospectus included in the Registration Statement to any purchaser of Shares from the Purchaser.

                  Section 3.15. No Short Sales. [THE PURCHASER AND ITS AFFILIATES SHALL NOT ENGAGE IN SHORT SALES OF THE COMPANY'S COMMON STOCK (AS DEFINED IN APPLICABLE SEC AND THE PRINCIPAL MARKET RULES) DURING THE TERM OF THIS AGREEMENT.]

                  Section 3.16. Cash. On each Settlement Date, the Purchaser will have sufficient cash or cash equivalents to meet its obligations under this Agreement.

                                   ARTICLE 4

                  CONDITIONS TO INITIAL CLOSING AND DRAW DOWNS

                  Section 4.1. Conditions Precedent to the Obligation of the Company. The obligation hereunder of the Company to proceed to close this Agreement and to issue and sell the Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Initial Closing, and as of each Settlement Date of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                           (a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Initial Closing and as of each Settlement Date as though made at that time, except for representations and warranties that speak as of a particular date.

                           (b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Initial Closing and as of each Settlement Date.

                           (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  Section 4.2. Conditions Precedent to the Obligation of the Purchaser to Close. The obligation hereunder of the Purchaser to perform its obligations under this Agreement and to purchase the Shares is subject to the satisfaction or waiver, at or before the Initial Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

                           (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Initial Closing as though made at that time (except for representations and warranties that speak as of a particular date).

                           (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing.

                           (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                           (d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

                           (e) Opinion of Counsel, Etc. At the Initial Closing, the Purchaser shall have received an opinion of counsel to the Company, dated as of the Initial Closing Date, in the form of Exhibit C hereto.

                  Section 4.3. Conditions Precedent to the Obligation of the Purchaser to Accept a Draw Down and Purchase the Shares. The obligation hereunder of the Purchaser to accept a Draw Down request and to acquire and pay for the Shares is subject to the satisfaction at or before each Settlement Date, of each of the conditions set forth below.

                           (a) Satisfaction of Conditions to Initial Closing. The Company shall have satisfied, or the Purchaser shall have waived at the Initial Closing, the conditions set forth in Section 5.2 hereof

                           (b) Effective Registration Statement. The
         Registration Statement registering the Shares shall have been declared effective by the SEC and shall remain effective on each Settlement Date.

                           (c) No Suspension. Trading in the Company's Common Stock shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the delivery of each Draw Down Notice), and, at any time prior to such Draw Down Notice, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported on the Principal Market unless the general suspension or limitation shall have been terminated prior to the delivery of such Draw Down Notice.

                           (d) Material Adverse Effect. No Material Adverse Effect and no Consolidation Event where the successor entity has not agreed to perform the Company's obligations shall have occurred.

                           (e) Opinion of Counsel. The Purchaser shall have received (i) a "down-to-date" letter from the Company's counsel, confirming that there is no change from the counsel's previously delivered opinion, or else specifying with particularity the reason for any change and an opinion as to the additional items specified in Exhibit C hereto, and (ii) any other items set forth in Section 2.2 of the Escrow Agreement.

                                   ARTICLE 5

                                 DRAW DOWN TERMS

                  Section 5.1. Draw Down Terms. Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree as follows:

                           (a) The Company, may, in its sole discretion, issue and exercise up to twenty-four (24) draw downs (a "Draw Down") during the Commitment Period, which Draw Downs the Purchaser shall be obligated to accept.

                           (b) Only one Draw Down shall be allowed in each Draw Down Pricing Period. The number of shares of Common Stock purchased by the Purchaser with respect to each Draw Down shall be determined as set forth in Section 5.1(e) herein and settled on:

                                    (i) as to the 1st through the 11th Trading
                           Days after a Draw Down Pricing Period commences, on or before the 12th Trading Day after a Draw Down Pricing Period commences; and

                                    (ii) as to the 12th through the 22nd Trading
                           Days after a Draw Down Pricing Period commences, on or before the 23rd Trading Day after a Draw Down Pricing Period (such settlement periods and such settlement dates in subsection (i) and this subsection (ii) each referred to as a "Settlement Period" and a "Settlement Date", respectively).

                           (c) In connection with each Draw Down Pricing Period, the Company shall set the Threshold Price in the Draw Down Notice, which Threshold Price shall be the greater of (i) $0.75, and (ii) at least 50% of the VWAP on the Trading Day immediately prior to the date on which the applicable Draw Down Notice is delivered to the Purchaser.

                           (d) The minimum Investment Amount for any Draw Down shall be $100,000 and the maximum Investment Amount as to each Draw Down shall be the greater of (i) $1,000,000, and (ii) 20% of the average of the VWAPs for the Common Stock for the twenty-two (22) Trading Day period immediately prior to the applicable Commencement Date (defined below) multiplied by the total trading volume in respect of the Common Stock for such period.

                           (e) The number of Shares of Common Stock to be issued on each Settlement Date shall be a number of shares (rounded to the nearest whole share) equal to the sum of the quotients (for each trading day within the Settlement Period) of (x) 1/22nd of the Investment Amount, and (y) the Purchase Price on each Trading Day within the Settlement Period, subject to the following adjustments:

                                    (i) if the VWAP on a given Trading Day is
                  less than the Threshold Price, then the Investment Amount will be reduced by 1/22nd and that day shall be withdrawn from the Settlement Period;

                                    (ii) if trading of the Common Stock on the
                  Principal Market is suspended for more than three (3) hours, in the aggregate, on any Trading Day during the Settlement Period, the Investment Amount shall be reduced by 1/22nd and that day shall be withdrawn from the applicable Settlement Period; and

                                    (iii) if the Registration Statement is
                  suspended in accordance with Section 3(j) of the Registration Rights Agreement for more than three (3) hours, in the aggregate, on any Trading Day during the applicable Settlement Period, the Investment Amount shall be reduced by 1/22nd and that day shall be withdrawn from such Settlement Period.

                           (f) The Company must inform the Purchaser by delivering a draw down notice, in the form of Exhibit D hereto (the "Draw Down Notice"), via facsimile transmission in accordance with
         Section 9.4 as to the amount of the Draw Down (the "Investment Amount") the Company wishes to exercise, before the first day of the Draw Down Pricing Period (the "Commencement Date"). If the Commencement Date is to be the date of the Draw Down Notice, the Draw Down Notice must be delivered to and receipt confirmed by the Purchaser at least one hour before trading commences on such date. At no time shall the Purchaser be required to purchase more than the maximum Investment Amount for a given Draw Down Pricing Period so that if the Company chooses not to exercise the maximum Investment Amount in a given Draw Down Pricing Period the Purchaser is not obligated to and shall not purchase more than the scheduled maximum Investment Amount in a subsequent Draw Down Pricing Period.

                           (g) On each Settlement Date, the Shares purchased by the Purchaser shall be delivered to The Depository Trust Company ("DTC") on the Purchaser's behalf. Upon the Company electronically delivering whole shares of Common Stock to the Purchaser or its designees via DTC through its Deposit Withdrawal Agent Commission ("DWAC") system by 1:00 p.m. EST, the Purchaser shall wire transfer immediately available funds to the Company's designated account on such day, less any fees as set forth in Section 2.3 of the Escrow Agreement, which fees shall be wired as directed in the Escrow Agreement. Upon the Company electronically delivering whole shares of Common Stock to the Purchaser or its designee's DTC account via DWAC after 1:00 p.m. EST, the Purchaser shall wire transfer next day available funds to the Company's designated account on such day, less any fees as set forth in
         Section 2.3 of the Escrow Agreement, which fees shall be wired as directed in the Escrow Agreement. In the event that either party elects to use the Escrow Agent, the Shares shall be credited by the Company to the DTC account designated by the Purchaser via DWAC upon receipt by the Escrow Agent of payment for the Draw Down Shares into the Escrow Agent's master escrow account, all as further set forth in the Escrow Agreement. The Escrow Agent shall be directed to pay the purchase price to the Company, net of escrow expenses and any additional fees as set forth in Section 2.3 of the Escrow Agreement.

                                    ARTICLE 6

                                   TERMINATION

                  Section 6.1. Term. The term of this Agreement shall begin on the date hereof and shall end 24 months from the Effective Date or as otherwise set forth in Section 6.2.

                  Section 6.2. Other Termination.

                           (a) This Agreement shall terminate upon one (1) Trading Day's notice if a Material Adverse Effect has occurred.

                           (b) The Company may terminate this Agreement (i) upon one (1) Trading Day's notice if the Purchaser shall fail to fund more than one properly noticed Draw Down within five (5) Trading Days of the end of the applicable Settlement Period, or (ii) upon 10 Trading Days' notice if the Company legally completes another private placement (not including an equity line type financing); provided, however, as to subsection (ii) only, the Company pays the Purchaser a termination fee in the amount of $75,000, at the time notice is delivered there are no pending Settlements and the Company does not issue a Draw Down Notice during such notice period.

                  Section 6.3. Effect of Termination. In the event of termination by the Company or the Purchaser pursuant to Section 6.2, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 6.1 or 6.2 herein, this Agreement shall become void and of no further force and effect, except for Sections

3.12, 8.1 and 8.2, and Article 7 herein. Nothing in this Section 6.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company or the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                                    ARTICLE 7

                                 INDEMNIFICATION

                  Section 7.1. General Indemnity.

                           (a) The Company agrees to indemnify and hold harmless the Purchaser (and its directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

                           (b) The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as result of any material inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein.

                  Section 7.2. Indemnification Procedure. Any party entitled to indemnification under this Article 7 (an "Indemnified Party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article 7 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party's costs (including reasonable attorneys' fees, charges and disbursements) and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall reasonably cooperate with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party, which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article 7 to the contrary, the indemnifying party shall not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any material future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnification required by this Article 7 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, within ten (10) Trading Days of written notice thereof to the indemnifying party so long as the Indemnified Party irrevocably agrees to refund such moneys, with interest, if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities to which the indemnifying party may be subject.

                                    ARTICLE 8

                                  MISCELLANEOUS

                  Section 8.1. Fees and Expenses. Each of the parties to this Agreement shall pay its own fees and expenses related to the transactions contemplated by this Agreement; except that, the Company shall pay, at the Initial Closing, a non-accountable expense allowance of $35,000 for the Purchaser's legal and administrative costs and expenses and any other additional fees as set forth in the Escrow Agreement. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with any subsequent amendments, modifications or waivers of this Agreement, the Escrow Agreement or the Registration Rights Agreement if such subsequent amendment, modification or waiver is at the request of the Company, including, without limitation, all reasonable attorneys' fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

                  Section 8.2. Specific Enforcement. [THE COMPANY AND THE PURCHASER ACKNOWLEDGE AND AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT

AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF OR THEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH ANY OF THEM MAY BE ENTITLED BY LAW OR EQUITY.]

                  Section 8.3. Entire Agreement; Amendment. The Transaction Documents contain the entire understanding of the parties with respect to the matters covered in the Transaction Documents. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought and no condition to closing any Draw Down in favor of the Purchaser may be waived by the Purchaser.

                  Section 8.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:            11115 Rushmore Drive
                              Charlotte, NC 28277
                              Attn: Chief Financial Officer, General Counsel and Controller
                              Tel: (704) 944-8580
                              Fax:  (704) 541-1824

With copies to:               Skadden, Arps, Slate, Meagher & Flom LLP
(which shall not constitute   Four Times Square
notice)                       New York, New York 10036
                              Attn: David J. Goldschmidt, Esq.
                              Tel: (212) 735-3000
                              Fax: (212) 735-2000

If to Purchaser:              c/o Beacon Corporate Services, Ltd.
                              P.O. Box 972
                              Road Town, Tortola
                              British Virgin Islands
                              Attn: David Sims
                              Fax: (284) 494-4090

with copies to:               Epstein Becker & Green P.C.
(which shall not constitute   250 Park Avenue
notice)                       New York, NY  10177-1211
                              Tel:  (212) 351-3771

                              Fax:  (212) 661-0989
                              Attn: Robert F. Charron

                  Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto in accordance herewith.

                  Section 8.5. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  Section 8.6. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

                  Section 8.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of the Company and each Purchaser to be affected by the amendment. After Initial Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

                  Section 8.8. No Third Party Beneficiaries.This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  Section 8.9. Governing Law/Arbitration. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. The Company and the Purchaser agree to submit themselves to the in personam jurisdiction of the state and federal courts situated within the Southern District of the State of New York with regard to any controversy arising out of or relating to this Agreement. Any dispute under this Agreement or any Exhibit attached hereto shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. The Board of Arbitration shall be authorized and is directed to enter a default judgment against any party refusing to participate in the arbitration proceeding within thirty days of any deadline for such participation. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty
(30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The prevailing party shall be awarded its costs, including attorneys' fees, from the non-prevailing party as part of the arbitration award. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. The prevailing party in such injunctive action shall be awarded its costs, including reasonable attorneys' fees, from the non-prevailing party.

                  Section 8.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

                  Section 8.11. Publicity. Neither the Company nor the Purchaser shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement unless, prior to issuing any such press release, making any such public statement or announcement, the Company or Purchaser, as applicable, obtains the prior consent of the other party, as applicable, which consent shall not be unreasonably withheld or delayed.

                  Section 8.12. Severability. The provisions of this Agreement are severable and, in the event that The Board of Arbitration or any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

                  Section 8.13. Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                  Section 8.14. Effectiveness of Agreement. This Agreement shall become effective only upon satisfaction of the conditions precedent to the Initial Closing set forth in Article I of the Escrow Agreement.

                                    ARTICLE 9

                                   DEFINITIONS

                  Section 9.1. Certain Definitions.

                           (a) "Commitment Amount" shall have the meaning assigned to such term in Section 1.1 hereof.

                           (b) "Commitment Period" shall mean the period of 24 consecutive months commencing immediately after the Effective Date.

                           (c) "Common Stock" shall mean the Company's common stock, $0.01 par value per share.

                           (d) "Draw Down" shall have the meaning assigned to such term in Section 5.1(a) hereof.

                           (e) "Draw Down Notice" shall have the meaning assigned to such term in Section 5.1(f) hereof.

                           (f) "Draw Down Pricing Period" shall mean a period of twenty-two (22) consecutive Trading Days beginning on the date specified in the Draw Down Notice (as defined in Section 5.1(f) herein); provided, however, the Draw Down Pricing Period shall not begin before the day on which receipt of such notice is confirmed by the Purchaser.

                           (g) "Effective Date" shall mean the date the Registration Statement of the Company covering the Shares being subscribed for hereby is declared effective by the Securities and Exchange Commission (the "SEC").

                           (h) "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

                           (i) "GAAP" shall mean the United States Generally Accepted Accounting Principles as those conventions, rules and procedures are determined by the Financial Accounting Standards Board and its predecessor agencies.

                           (j) "Initial Closing" shall have the meaning assigned to such term in Section 1.2 hereof.

                           (k) "Initial Closing Date" shall have the meaning assigned to such term in Section 1.2 hereof.

                           (l) "Investment Amount" shall have the meaning assigned to such term in Section 5.1(f) hereof.

                           (m) "Material Adverse Effect" means (i) any suspension or termination of the effectiveness of the Registration Statement which is not cured within 45 calendar days, (ii) the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law, and
         (iii) the Company's common stock being de-listed and is no longer eligible for trading on the Principal Market, unless such de-listing is in connection with the Company's subsequent listing of the Common Stock on the Nasdaq National Market, Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange.

                           (n) "Principal Market" shall mean initially the Nasdaq National Market and shall include the American Stock Exchange, the Nasdaq Small-Cap Market and the New York Stock Exchange if the Company becomes listed and trades on such market or exchange after the date hereof.

                           (o) "Purchase Price" shall mean, with respect to Draw Down Shares purchased during each applicable Settlement Period, 95% of the VWAP on the date in question.

                           (p) "Registration Statement" shall mean the registration statement under the Securities Act of 1933, as amended (the "Securities Act"), to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit A (the "Registration Rights Agreement).

                           (q) "SEC Documents" shall mean any of the Company's Securities Act filings, latest Form 10-K as of the time in question, all Forms 10-Q, 8-K filed thereafter and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

                           (r) "Settlement" shall mean the delivery of the Draw Down Shares into the Purchaser's DTC account in exchange for payment therefor.

                           (s) "Settlement Date" shall have the meaning assigned to such term in Section 5.1(b).

                           (t) "Settlement Period" shall have the meaning assigned to such term in Section 5.1(b).

                           (u) "Shares" shall mean the shares of Common Stock of the Company being subscribed for hereunder to the extent such shares of Common Stock are set forth in a Draw Down Notice (also referred to herein as the "Draw Down Shares").

                           (v) "Threshold Price" shall mean the price per Share designated by the Company as the lowest VWAP during any Draw Down Pricing Period at which the Company will sell its Common Stock in accordance with this Agreement.

                           (w) "Trading Day" shall mean any day on which the Principal Market is open for business.

                           (x) "Transaction Documents" shall mean this Agreement, the Registration Rights Agreement and the Escrow Agreement.

                           (y) "VWAP" shall mean the daily volume weighted average price of the Company's Common Stock on the Principal Market as reported by Bloomberg Financial L.P. (or similar source mutually agreed to by the parties)(based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time) using the VAP function on the date in question.



                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorize officer as of this __ day of March, 2001.

                                     LENDINGTREE, INC.



                                     By:
                                         ---------------------------------------
                                         Douglas Lebda, Chief Executive Officer


                                     PAUL REVERE CAPITAL PARTNERS, LTD.



                                     By:
                                         ---------------------------------------
                                         David Sims, Authorized Signatory

                                                                       EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of March 2, 2001 between Paul Revere Capital Partners, Ltd. ("Purchaser") and LendingTree, Inc. (the "Company").

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, the parties shall enter into the Common Stock Purchase Agreement, dated as of the date hereof, (the "Purchase Agreement") pursuant to which the Purchaser has committed to purchase up to $24,000,000 of the Company's Common Stock (terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement); and

                  WHEREAS, the execution and delivery of this Agreement and granting to the Purchaser the registration rights set forth herein with respect to the Shares is a component part of the transaction contemplated under the Purchase Agreement.

                  NOW, THEREFORE, the parties hereto mutually agree as follows:

                  Section 1. Registrable Securities. As used herein the term "Registrable Security" means all the Shares that have not been previously sold by Purchaser. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be deemed to be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement.

                  Section 2. Restrictions on Transfer. The Purchaser acknowledges and understands that in the absence of an effective Registration Statement authorizing the resale of the Shares as provided herein, the Shares are "restricted securities" as defined in Rule 144. The Purchaser understands that no disposition or transfer of the Shares may be made by Purchaser in the absence of (i) an opinion of counsel to the Purchaser, in form and substance reasonably satisfactory to the Company, that such transfer may be made without registration under the Securities Act, or (ii) such registration.

                  Section 3. Registration Rights With Respect to the Shares.

                           (a) The Company agrees that it will prepare and file with the Securities and Exchange Commission ("Commission"), within forty-five (45) days after the date hereof, a registration statement (on Form S-3 and/or S-1, or other appropriate form of registration statement) under the Securities Act (the "Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), so as to permit a public offering and resale of the Shares under the Securities Act by Purchaser.

                           (b) The Company shall use its reasonable best efforts to cause the Registration Statement to become effective within the earlier of (i) 90 days of the date of filing the Registration Statement, or (ii) five (5) days after receiving written notice of

         SEC clearance and will within said five (5) days request acceleration of effectiveness. The Company will notify Purchaser of the effectiveness of the Registration Statement within one Trading Day of such event.

                           (c) The Company shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement or post-effective amendment filed under this Section 3 hereof under the Securities Act until the earliest of (i) the date that all the Shares have been sold or otherwise disposed of pursuant to the Registration Statement, (ii) twenty-five (25) months from the Effective Date of the Registration Statement, or (iii) the date that all of the Shares have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such Shares not bearing a restrictive legend (the "Effectiveness Period").

                           (d) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees of the Company) shall be borne by the Company. The Purchaser shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Shares being registered and the fees and expenses of its counsel.

                           (e) The Purchaser and its counsel shall have a reasonable period, not to exceed ten (10) Trading Days, to review the proposed Registration Statement or any amendment thereto, prior to filing with the Commission, and the Company shall provide the Purchaser with copies of any comment letters received from the Commission with respect thereto within two (2) Trading Days of receipt thereof.

                           (f) The Company shall, during regular business hours at it corporate offices, make reasonably available for inspection by Purchaser, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by the Purchaser or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Purchaser or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for due diligence examinations; provided, however, that as shall be set forth more fully in a non-disclosure agreement satisfactory to the Company, all records, information and documents that are designated in writing by the Company, in good faith, as confidential, proprietary or containing any material non-public information shall be kept confidential by the Purchaser and any such underwriter, attorney, accountant or agent, unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Company an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality. If the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the Purchaser and the other parties entitled thereto by one firm of counsel designed by and on behalf of the Purchaser.

                           (g) The Company shall qualify any of the Shares for sale in such states as the Purchaser reasonably designates and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process.

                           (h) The Company at its expense will supply the Purchaser with copies of the Registration Statement and the final prospectus included therein (the "Prospectus") and other related documents in such quantities as may be reasonably requested by the Purchaser.

                           (i) The Company shall not be required by this Section 3 to include a Purchaser's Shares in any Registration Statement which is to be filed if, in the opinion of counsel for both the Purchaser and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Purchaser and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the Securities Act.

                           (j) If at any time or from time to time after the effective date of the Registration Statement, the Company notifies the Purchaser in writing of the existence of a Potential Material Event (as defined in Section 3(k) below), the Purchaser shall not offer or sell any Shares or engage in any other transaction involving or relating to Shares, from the time of the giving of notice with respect to a Potential Material Event until the Purchaser receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event (the "Suspension Period"). Notwithstanding anything herein to the contrary, if a Suspension Period occurs during any period commencing on a Trading Day a Draw Down Notice is deemed delivered and ending ten
         (10) Trading Days following the end of the corresponding Draw Down Pricing Period, then the Company must compensate the Purchaser for any net decline in the market value of any Shares purchased by the Purchaser pursuant to such Draw Down(s) and sold by the Purchaser within five (5) Trading Days from the later of the end of such Draw Down Pricing Period or the end of the Suspension Period. Net decline shall be calculated as the difference between the highest VWAP during the applicable Suspension Period and the price at which the Purchaser sells the Shares. If a Potential Material Event shall occur prior to the date the Registration Statement is filed, then the Company's obligation to file the Registration Statement shall be delayed without penalty for not more than thirty (30) calendar days. THE COMPANY MUST GIVE PURCHASER NOTICE IN WRITING OF THE EXISTENCE OF A POTENTIAL

         MATERIAL EVENT PROMPTLY UPON KNOWLEDGE THAT SUCH AN EVENT EXISTS AND, WHERE POSSIBLE, AT LEAST TWO (2) TRADING DAYS PRIOR TO THE FIRST DAY OF A SUSPENSION PERIOD, IF LAWFUL TO DO SO.

                           (k) "Potential Material Event" means any of the following: (i) the possession by the Company of material information that is not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer or the Board of Directors of the Company or that disclosure of such information in the Registration Statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that the Registration Statement could be materially misleading absent the inclusion of such information.

                  Section 4. Cooperation with Company. The Purchaser will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Purchaser and proposed manner of sale of the Registrable Securities required to be disclosed in the Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing its obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. The Purchaser shall consent to be named as an underwriter in the Registration Statement. Purchaser acknowledges that in accordance with current Commission policy, the Purchaser will be deemed a statutory underwriter of the Shares.

                  Section 5. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as reasonably practicable, subject to the Purchaser's assistance and cooperation as reasonably required:

                           (a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Purchaser of such Registrable Securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Securities Act, if Rule 415 is available for such purpose) and (ii) take all reasonable action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the

         Prospectus, and any amendment or supplement thereto, does not at any time during the Effectiveness Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (b) prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of the Prospectus (including any supplements thereto), provide draft copies thereof to the Purchaser and reflect in such documents all such comments as the Purchaser (and its counsel) reasonably may propose and (ii) furnish to the Purchaser such numbers of copies of the Prospectus including a preliminary prospectus or any amendment or supplement to the Prospectus, as applicable, in conformity with the requirements of the Securities Act, and such other documents, as the Purchaser may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

                           (c) comply with the New York blue sky laws with respect to the Registrable Securities (subject to the limitations set forth in Section 3(g) above), and do such other reasonable acts and things which may be reasonably necessary or advisable to enable the Purchaser to consummate the public sale or other disposition in such jurisdiction of the Registrable Securities;

                           (d) list such Registrable Securities on the Principal Market, and any other exchange on which the Common Stock of the Company is then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange or the Nasdaq Stock Market;

                           (e) notify the Purchaser at any time when the Prospectus is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall prepare and file a curative amendment under Section 5(a) as quickly as commercially reasonably possible;

                           (f) as promptly as practicable after becoming aware of such event, notify the Purchaser (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission or any state authority of any stop order or other suspension of the effectiveness of the Registration Statement and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension;

                           (g) take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Purchaser of its Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary for issuers to perform under the circumstances;

                           (h) in the event of an underwritten offering, promptly include or incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the managing underwriters reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such prospectus supplement or post-effective amendment; and

                           (i) maintain a transfer agent for its Common Stock.

                  Section 6. Indemnification.

                           (a) The Company agrees to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of the Securities Act ("Distributing Purchaser") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which the Distributing Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, the Prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, the Prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Purchaser specifically for use in the preparation thereof. This Section 6(a) shall not inure to the benefit of any Distributing Purchaser with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Purchaser failed to send or give (in violation of the Securities Act or the rules and regulations promulgated thereunder) a copy of the Prospectus to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Distributing Purchaser was obligated to do so under the Securities Act or the rules and regulations promulgated thereunder. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                           (b) Each Distributing Purchaser agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, the Prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary prospectus, the Prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Purchaser specifically for use in the preparation thereof, or (ii) any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Purchaser failed to send or give (in violation of the Securities Act or the rules and regulations promulgated thereunder) a copy of the Prospectus to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Distributing Purchaser was obligated to do so under the Securities Act or the rules and regulations promulgated thereunder. This indemnity agreement will be in addition to any liability which the Distributing Purchaser may otherwise have. Notwithstanding anything to the contrary herein, the Distributing Purchaser shall not be liable under this Section 6(b) for any amount in excess of the net proceeds to such Distributing Purchaser as a result of the sale of Registrable Securities pursuant to the Registration Statement.

                           (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent of actual prejudice demonstrated by the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party and be approved by the indemnifying party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

                           All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and all reasonable attorneys' fees and expenses) shall be paid to the indemnified party, as incurred, within ten (10) Trading Days of written notice thereof to the indemnifying party; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder.

                  Section 7. Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of
Section 6 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Purchaser shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Purchaser on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  Notwithstanding any other provision of this Section 7, in no event shall any (i) Purchaser be required to undertake liability to any person under this Section 7 for any amounts in excess of the dollar amount of the net proceeds to be received by the Purchaser from the sale of the Purchaser's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are or were to be registered under the Securities Act and
(ii) underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement.

                  Section 8. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be delivered as set forth in the Purchase Agreement.

                  Section 9. Assignment. Neither this Agreement nor any rights of the Purchaser or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, upon the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed in the case of an assignment to an affiliate of the Purchaser, the Purchaser's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Purchaser) who agrees to be bound hereby.

                  Section 10. Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when together shall constitute but one and the same instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

                  Section 11. Remedies and Severability. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of those that may be hereafter declared invalid, illegal, void or unenforceable.

                  Section 12. Conflicting Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the purchasers of Registrable Securities in this Agreement or otherwise prevents the Company from complying with all of its obligations hereunder.

                  Section 13. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York City and without regard to its principles of conflicts of laws. Any action may be brought as set forth in the Purchase Agreement. The Company and the Purchaser agree to submit themselves to the in personam jurisdiction of the state and federal courts situated within the Southern District of the State of New York with regard to any controversy arising out of or relating to this Agreement. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. Any dispute under this Agreement shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. The Board of Arbitration shall be authorized and is directed to enter a default judgment against any party refusing to participate in the arbitration proceeding within thirty days of any deadline for such participation. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The prevailing party shall be awarded its costs, including attorneys' fees, from the non-prevailing party as part of the arbitration award. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. The prevailing party in such injunctive action shall be awarded its costs, including attorney's fees, from the non-prevailing party.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, on this ___ day of March, 2001

                                   LENDINGTREE, INC.



                                   By:
                                       -----------------------------------------
                                       Douglas Lebda, Chief Executive Officer


                                   PAUL REVERE CAPITAL PARTNERS, LTD.



                                   By:
                                       -----------------------------------------
                                       David Sims, Authorized Signatory